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                                                                    EXHIBIT 7(c)

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons identified in item 2(a) of the Schedule 13D referred to below on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value, of Streamedia Communications, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 25th day of April , 2001.




                                            eSYNCH CORPORATION

                                            BY:    /s/  Thomas C. Hemingway
                                            -----------------------------------
                                                   Thomas C. Hemingway
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                                  /s/  Thomas C. Hemingway
                                            -----------------------------------
                                            THOMAS C. HEMINGWAY (INDIVIDUALLY)




                                                     /s/  Detra Mauro Hemingway
                                            -----------------------------------
                                            DETRA MAURO HEMINGWAY (INDIVIDUALLY)